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                                                                    EXHIBIT 10.7

                                    SUBLEASE

         THIS SUBLEASE ("Sublease"), dated August 3, 1999 for reference purposes only, is entered into by and between REGEN BIOLOGICS, INC., a Delaware corporation ("Regen") and GENITOPE CORPORATION a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Regen leases certain premises consisting of approximately 15,021 square feet, located at "Building 12" of Seaport Center, 545 Penobscot Drive, Redwood City, California, 94063 pursuant to that certain Lease dated April 10, 1996, between Metropolitan Life Insurance Company, as landlord (the "Master Landlord") and Regen, as tenant (the "Master Lease"), as more particularly described therein (the "Master Premises"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease. A copy of the Master Lease is attached hereto as EXHIBIT A.

         B. Regen desires to sublease a portion of the Premises to Subtenant, and Subtenant desires to sublease a portion of the Premises from Regen on the terms and provisions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Regen and Subtenant covenant and agree as follows:

                                    AGREEMENT

         1. PREMISES. On and subject to the terms and conditions below, Regen hereby leases to Subtenant, and Subtenant hereby leases from Regen a portion of the Master Premises consisting of 6,775 rentable square feet, and as more fully described in EXHIBIT B (the "Premises")

         2. TERM. This Sublease shall commence on the day following the last to occur of (i) Master Landlord's consent to this Sublease in a form reasonably acceptable to Regen and Subtenant and (ii) Regen's delivery of possession of the Premises to Subtenant, separately demised and with all improvements contemplated by Section 8 hereof completed, excepting only minor "punch-list" items that can be completed without material interference to Subtenant (the "Commencement Date") and shall expire June 30, 2000, unless sooner terminated pursuant to any provision hereof. In no event shall the term of this Sublease, as may be extended, extend beyond the term of the Master Lease.

         3. POSSESSION. If for any reason Regen cannot deliver possession of the Premises to Subtenant by the Commencement Date, Regen shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Premises has been delivered to Subtenant. If Regen has not delivered the Premises to Subtenant on or before August 15, 1999, then Subtenant shall have the right until such delivery to cancel this Sublease, and upon such cancellation, Regen shall return all sums theretofore deposited by Subtenant with Regen, and neither party shall have any further liability to the other.

                                       1.

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         4.       RENT.

                  (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Regen in the amount of Eighteen Thousand Three Hundred Fifteen Dollars and 25/100 ($18,315.25), without increase during the initial term. The Rent payable hereunder is a full-service rent and inclusive of real property taxes, Operating Expenses (as defined in the Master Lease), and a commercially reasonable amount (considering Subtenant's permitted use) of janitorial, utilities, and garbage.

                  (b) If the Commencement Date does not fall on the first day of a calendar month, Rent for the second month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Regen in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Regen at the address specified for notices to Regen in
SECTION 18, below.

                  (c) Upon commencement of this Sublease, Subtenant shall deliver to Regen the sum of Eighteen Thousand Three Hundred Fifteen Dollars and 25/100 ($18,315.25), representing the first month's Base Rent.

                  (d) In the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated as to that portion of the Master Premises which constitute the Premises under this Sublease. Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

         5. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deposit with Regen the sum of Eighteen Thousand Three Hundred Fifteen Dollars and 25/100 ($18,315.25) as a security deposit ("Security Deposit"). If Subtenant falls to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Regen may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Regen may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Regen as a result of Subtenant's default or breach. If Regen so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten
(10) days after Regen's written demand. Regen shall keep the Security Deposit in an account separate from its general accounts, but shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Regen, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Premises.

         6.       ASSIGNMENT AND SUBLETTING.

                  (a) Subtenant may not assign, sublet, or transfer the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Subtenant (collectively referred to herein as a "Transfer"), unless Subtenant has obtained Regen's consent thereto (which

                                       2.

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shall not be unreasonably withheld) and the consent of Master Landlord.
Regardless of Regen's consent, no Transfer shall release Subtenant of its obligations hereunder.

                  (b) Notwithstanding the foregoing, subject to any rights of the Master Landlord, provided Subtenant has not been in monetary default or any other material default beyond any applicable cure periods, Regen hereby consents to Subtenant's subleasing to Genelabs Technologies, Inc. any time during the term of this Sublease or any extension thereof.

                  (c) Any consideration payable to Subtenant pursuant to any Transfer permitted by this paragraph which is in excess of the Rent payable to Regen pursuant hereto shall be divided equally between Regen and Subtenant. For purposes of this section 7, the term "consideration" shall mean all consideration to be paid by the Transferee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such Transfer.

         7. CONDITION OF PREMISES. Subtenant has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults as of the date of Subtenant's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Regen to modify, improve or otherwise prepare the Premises for Subtenant's occupancy, except as expressly provided in Section 8 below. By entry hereunder, Subtenant accepts the Premises in their present condition and without representation or warranty of any kind by Regen. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Regen as provided in Section 1942 of said Civil Code.

         8.       TENANT IMPROVEMENTS.

                  (a)      DEMISING WALLS: Regen shall cause to be installed two
(2), demising locked doors and walls to separate the Premises from the Master Premises, framed for the installation of doors as provided in subsection C below, and the costs thereof shall be shared equally by Regen and Subtenant.

                  (b) FLOOR COVERINGS AND HVAC: In lieu of Regen providing floor coverings in the R&D room in the Premises, Regen shall provide Subtenant with a rent credit in the amount of $3,000 to be applied against the first month's Rent. Regen shall, at its sole cost and expense, provide the R&D room in the Premises with HVAC service, and shall maintain such HVAC service in good working order and repair throughout the term of this Sublease and any extensions thereof.

                  (c)      DOORS:

                           (i)      Regen shall cause to be installed three (3)
locked doors. Such doors shall be located as follows: one in between the Premises and the Lobby, one in between the Premises and the bathrooms, and one in between the Premises and the warehouse. Such work shall be completed by Regen in compliance with this Sublease and all applicable laws and codes.

                                       3.

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                           (ii)     Regen shall cause to be installed at its
sole cost and expense one door in between the Master Premises and the Lobby, and Regen shall cause three existing doors to be modified for panic hardware. Subtenant shall cause to be installed one door between warehouse and their current premises at subtenants sole cost.

                  (d) COMMON AREAS: Regen shall not have the right, separate from the Master Landlord, to alter common areas as between Subtenant and Regen without the consent of Subtenant (which consent shall not be unreasonably withheld or delayed).

         9. USE. Subtenant may use the Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease. Regen warrants that at the time of execution of this Sublease that it has not received any notice of violation of any statute, ordinance, rule, regulation, order, restriction of record, or requirements in effect affecting and regulating the Premises as used by Regen. Notwithstanding the foregoing, Subtenant shall only be responsible for compliance with the Americans with Disabilities Act or any other code or legal requirement if such compliance is triggered by Subtenant's extraordinary type of use of the Premises or any extraordinary type of work (including any alterations) performed by, or at the direction of, Subtenant (excluding the Tenant improvements to be completed by Subtenant pursuant to Section 8 hereof).

         10. PARKING. Subtenant shall have a pro rata share of such parking rights as Regen may have in connection with the Master Premises pursuant to the Master Lease. As of the execution hereof, Subtenant's pro rata share is fifteen
(15) parking spaces.

         11. SIGNAGE. Subtenant shall have a pro rata share of such signage rights as Regen may have in connection with the Master Premises pursuant to the Master Lease.

         12. PHONE/DATA ROOM. Regen shall permit Subtenant use of Regen's phone system and data room for the sole purpose of installation and use of telecommunications and data delivery systems, provided such use does not interfere with the proper use of Regen's phone systems and data communications. Subtenant shall indemnify and hold Regen harmless against any costs incurred by Regen that are due to Subtenant's use of such equipment.

         13. RIGHTS OF FIRST OFFER. In the event that Regen elects to sublease a portion of the Master Premises (other than the Premises or any additional warehouse space) to the general public during the term of this Sublease, Regen shall notify Subtenant in writing of such availability and the terms and conditions on which Regen will lease the space. Subtenant shall have seven (7) days in which to notify Regen in writing of Subtenant's binding decision to sublease the space under the terms and conditions contained in Regen's notice and otherwise on the terms and conditions as contained herein. In the event that Subtenant does not give such written notice to Regen, Subtenant shall have no further right to lease the space and Regen shall

                                       4.

be free to lease the space to any other person or entity on any terms and conditions as Regen in its sole discretion deems appropriate.

         14.      WAREHOUSE SPACE.

                  (a) RIGHTS OF FIRST OFFER. In the event that Regen elects to sublease a portion of the warehouse to the general public during the term of this Sublease, Regen shall notify Subtenant in writing of such availability and the terms and conditions on which Regen will lease the space, provided however, that the rent for such warehouse space shall not exceed $1.25/foot during the initial term hereof. Subtenant shall have seven (7) days in which to notify Regen in writing of Subtenant's binding decision to sublease the space under the terms and conditions contained in Regen's notice, and otherwise on the terms and conditions as contained herein. In the event that Subtenant does not give such written notice to Regen, Subtenant shall have no further right to lease the space and Regen shall be free to lease the space to any other person or entity on any terms and conditions as Regen in its sole discretion deems appropriate.

                  (b) OPTION. Provided Subtenant has not been in default under this Sublease of a monetary obligation, for a period in excess of three business days following Regen's written notice of default under this Sublease and is not otherwise in default of a non-monetary obligation, Subtenant shall have an option to lease the warehouse space at $1.25/foot for the balance of the term of this Sublease. Such option must be exercised, if at all, in writing within the first sixty (60) days term of this Sublease.

         15.      INCORPORATION OF MASTER LEASE.

                  (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, Regen being substituted for the "Lessor" in the Master Lease, and Subtenant being substituted for the "Lessee" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

                  (b) The following sections of the Master Lease are not incorporated herein: Basic Lease Provisions (except 1. Premises Location and 13. Sole Permitted Use); Paragraphs: 1, 2, 3, 4, 5, 6(a), 7(a), the last sentence of 7(b)(3), 13, 14, 18, 31(b), the first sentence of 31(c), 34, 45(b), 46, and 47;
Construction Addendum, Exhibits: B, C, D, E, and F.

                  (c) Subtenant hereby assumes and agrees to perform for Regen's benefit, during the term of this Sublease, all of Regen's obligations with respect to the Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

                                       5.

         16. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Regen as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Regen before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Regen with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

         17. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

         18. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

                    TO REGEN AT:          REGEN BIOLOGICS, INC.
                                          545 Penobscot Drive
                                          Redwood City, CA 94063
                                          Attn: V/P Manufacturing and Operations

                    WITH COPY TO:         METROPOLITAN LIFE INSURANCE COMPANY
                                          101 Lincoln Center Drive
                                          Foster City, CA 94404-1167
                                          Attn: Property Manager

                    TO SUBTENANT AT:      GENITOPE CORPORATION
                                          525 Penobscot Drive
                                          Redwood City, CA 94063
                                          Attn: Director of Operations

                                          With copy to:
                                          R. Kingsbury Lane
                                          388 17th Street, Suite 250
                                          Oakland, CA 94612-3335
                                          Attn: Robert Lane, Esq.

         19.      OPTIONS TO EXTEND.

                  (a) Provided Subtenant has not been in default under this Sublease of a monetary obligation, for a period in excess of three business days following Regen's written notice of default under this Sublease and is not otherwise in default of a non-monetary obligation:

                           (i)      Subtenant shall have an option to be
exercised within the first six months of the term of this Sublease (the "First Option") to extend the term of this Sublease to be co-terminus with Subtenant's lease of the space adjacent to the Premises (the "Genelabs Space").

                                       6.

The First Option must be exercised, if at all, by written notice to Regen during the first 6 months of the term.

                           (ii)     If Regen extends the term of the Master
Lease, then Subtenant shall have to option to extend this Sublease to be coterminous with the Master Lease as extended (the "Second Option"). The Second Option must be exercised, if at all, by written notice to Regen within seven days following Regen's notice to Subtenant that the Master Lease has been so extended.

                  (b) Notwithstanding anything in this Sublease to the contrary, in no event shall the term of this Sublease extend beyond the term of the Master Lease. All of the terms and conditions of this Sublease shall continue to apply during the term of any such Option, except that Base Rent shall be increased by a factor of three percent (3%) as of July 1, 2000 and on each annual anniversary thereafter.

         20.      REGEN'S OBLIGATIONS.

                  (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's request, Regen shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Regen be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. Such reasonable efforts shall include, without limitation, upon Subtenant's request, (a) immediately notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations under the Master Lease and/or (b) assigning Regen's rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord's obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Regen against, and hold Regen harmless from, all costs and expenses incurred by Regen in connection therewith. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Regen, except to the extent otherwise provided in the Master Lease. In addition, Regen shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Landlord respecting the Premises, the parties expressly agree that Subtenant shall have the right to contact Master Landlord directly to cause it to so perform.

         21. EARLY TERMINATION OF SUBLEASE. If, without the fault of Regen, the Master Lease should terminate prior to the expiration of this Sublease, Regen shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Regen any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or

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otherwise, Regen shall be entitled to exercise or not exercise such right in its complete and absolute discretion and shall use its best efforts to provide reasonable notice to Subtenant of such exercise.

         22. NOTIFICATION OF MASTER LANDLORD AND REGEN. If Subtenant is required to notify Regen pursuant to the terms of this Sublease, then, notwithstanding anything to the contrary herein, Subtenant shall also notify Master Landlord concurrently.

         23. CONSENT OF MASTER LANDLORD AND REGEN. If Subtenant desires to take any action which requires the consent or approval of Master Landlord pursuant to the terms of the Master Lease, prior to taking such action, including, without limitation, making any tenant improvements, then, notwithstanding anything to the contrary herein, (a) Regen shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Regen and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

         24. BROKERS. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except for Cornish & Carey Commercial. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

         25. SURRENDER OF PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall, at the request of Regen, remove the tenant improvements and shall otherwise surrender the Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear. Notwithstanding the foregoing, Regen shall only request the removal of such improvements (i) if the Master Landlord has requested from Regen their removal, or (ii) if Regen is otherwise obligated to remove such improvements.

         26. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Regen and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

         27. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

         28. CONFLICT. In the event of any conflict between the Master Lease and this Sublease, as between Regen and Subtenant, the terms and conditions of this Sublease shall control.

         29. AFFECTED RIGHTS/OBLIGATIONS. Except as otherwise provided herein, whether involving rights and/or obligations under the Master Lease, where the Premises are not affected, directly or indirectly, Subtenant shall have no rights to enforce nor obligations or duties to perform, whichever may be applicable.

                                       8.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

REGEN BIOLOGICS, INC.                             GENITOPE CORPORATION

By:/s/ Philip A. Timenaro                         By:/s/ Milton B. McColl
   ---------------------------------------           ---------------------------
               (signature)                                       (signature)

By: Philip A. Timenaro                            By: Milton B. McColl
    --------------------------------------            --------------------------
               (printed name)                                    (printed name)

Title: Director of Office Operations              Title: Chief Executive Officer

Date:8/17/99                                      Date:_________________________

                                       9.

                                    EXHIBIT A

                                  MASTER LEASE

                                See Exhibit 10.10

                                       1

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                                    EXHIBIT B

                                   Floor plan

                                       2